UNION CARBIDE CORPORATION
NEWS RELEASE





CONTACT:    Terri McNeill                       Sean S. Clancy
            The Dow Chemical Company            Union Carbide Corporation
            (517) 636-2876                      (203) 794-6976



DOW AND UNION CARBIDE RECEIVE REQUESTS FROM FTC FOR ADDITIONAL MERGER
                               INFORMATION;
INITIAL NOTIFICATIONS RELATING TO MERGER PROVIDED TO EUROPEAN COMMISSION


    MIDLAND, Mich., and DANBURY, Conn., Nov. 15 -- The Dow Chemical Company (NYSE: DOW) and Union Carbide Corporation (NYSE: UK) today announced that each had received on November 12, 1999 a request from the Federal Trade Commission for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The FTC made these requests in connection with the pre-merger notifications under such Act made by Dow and Union Carbide on October 13, 1999 for the proposed merger between Union Carbide and a subsidiary of Dow.

    On October 29, 1999, Dow and Union Carbide provided initial merger notifications to, and is now in the process of review with, the European Commission.

                                - END -

1999
P3-01-019